UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

NexPoint Real Estate Finance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 12, 2021

Dear NREF Stockholder:

You are cordially invited to attend the annual meeting of stockholders of NexPoint Real Estate Finance, Inc. The meeting will be held on Tuesday, May 11, 2021, beginning at 10:30 a.m. Central Time. Due to the continuing public health impact of the COVID-19 pandemic, the annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com, with “NREF Meeting” in the subject line and provide your full name, address and proof of ownership as of April 5, 2021 from your financial intermediary. AST will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to AST at attendameeting@astfinancial.com and put “NREF Legal Proxy” in the subject line. AST will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the meeting, please send an email to AST at attendameeting@astfinancial.com with “NREF Meeting” in the subject line and provide your name and address in the body of the email. AST will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by AST no later than 2:00 p.m. Central Time on May 10, 2021. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact AST at (877) 283-0325 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the notice of internet availability of proxy materials or the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Sincerely,

James Dondero
President and Chairman

NEXPOINT REAL ESTATE FINANCE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 11, 2021

The 2021 annual meeting of stockholders of NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), will be held on May 11, 2021, beginning at 10:30 a.m. Central Time. Due to the continuing public health impact of the COVID-19 pandemic, the annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	to elect six directors to serve until the 2022 annual meeting of stockholders;

2.

to approve the potential issuance of shares of the Company’s common stock to related parties and related party affiliates in connection with the redemption of units of limited partnership interests in the Company’s operating partnership;

3.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021; and

4.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also provided you or made available to you the Company’s 2020 annual report. Holders of record of the Company’s common stock as of the close of business on April 5, 2021 are entitled to notice of, and to vote at, the meeting.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares of the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com, with “NREF Meeting” in the subject line and provide your full name, address and proof of ownership as of April 5, 2021 from your financial intermediary. AST will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to AST at attendameeting@astfinancial.com and put “NREF Legal Proxy” in the subject line. AST will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to AST at attendameeting@astfinancial.com with “NREF Meeting” in the subject line and provide your name and address in the body of the email. AST will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by AST no later than 2:00 p.m. Central Time on May 10, 2021. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Please contact AST at (877) 283-0325 with any questions regarding accessing the annual meeting.

By Order of the Board of Directors,

Brian Mitts
Chief Financial Officer, Executive VP-Finance,
Secretary and Treasurer

Dallas, Texas

April 12, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2021.

The Company’s Notice of Annual Meeting, Proxy Statement and 2020 Annual Report to Stockholders are available on the internet at www.proxyonline.com.

Page
Proposal 1 – Election of Directors	3

Proposal 2 – Approval of the Potential Issuance of Shares of the Company’s Common Stock to Related Parties and Related Party Affiliates in Connection with the Redemption of OP Units	5

Proposal 3 – Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2021	7

The Board, its Committees and its Compensation	8

Executive Officers & Significant Employees	14

Executive Compensation	16

Securities Authorized for Issuance Under Equity Compensation Plans	18

Certain Relationships and Related Party Transactions	19

Policies with Respect to Certain Activities	24

Security Ownership of Certain Beneficial Holders and Management	30

Audit Committee Report	32

Stockholder Proposals for the 2022 Annual Meeting of Stockholders	33

Multiple Stockholders Sharing One Address	34

Other Matters	35

NexPoint Real Estate Finance, Inc.

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the “Board”) of NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), for use at the Company’s 2021 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. This proxy statement and proxy card are being mailed to stockholders on or about April 14, 2021.

Record holders of the Company’s common stock as of the close of business on April 5, 2021 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of April 5, 2021, there were                    shares of common stock outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

•	by internet: visit the website shown on your proxy card and follow the instructions;

•	by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

•	in writing: sign, date, and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

•	delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

•	delivering a new proxy bearing a date after the date of the proxy being revoked; or

•	virtually attending the Annual Meeting and entering the control number found on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

•	FOR the election of the six nominees to serve as directors until the 2022 annual meeting of stockholders;

•

FOR the approval of the potential issuance of shares of the Company’s common stock to related parties and related party affiliates in connection with the redemption of units of limited partnership interests in the Company’s operating partnership, NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”) (the “Redemption Issuance”);

•	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2021; and

•	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2021, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 –	Election of directors	Plurality (that is, the largest number) of all the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

No. 2 –	Approval of the Redemption Issuance	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

No. 3 –	Ratification of the appointment of KPMG	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

The Company pays the costs of soliciting proxies. We have engaged American Stock Transfer & Trust Company, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,500 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

Due to the continuing public health impact of the COVID-19 pandemic, the Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 –

ELECTION OF DIRECTORS

At the Annual Meeting, six directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2022 and until their respective successors are duly elected and qualified. This section contains information relating to the six director nominees. The director nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the stockholders. The nominees for election are Messrs. Dondero, Mitts, Constantino, Kavanaugh and Laffer and Ms. Wood. All currently serve as directors.

The Board unanimously recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2022

James Dondero, age 58, has served as our President and as chairman of our Board since February 2020. Mr. Dondero has also served as President and chairman of the board of directors of NexPoint Residential Trust, Inc. (“NXRT”) since May 2015, and as President and a member of the board of directors of VineBrook Homes Trust, Inc. (“VineBrook”) since February 2019. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (our “Sponsor”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); and chairman of NexBank, SSB (“NexBank”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”) in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Mr. Dondero has also served as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality real estate investment trust (a “REIT”) listed on the TSX Venture Exchange, since December 2018. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending real estate investment trust, from August 2016 to November 2020. Mr. Dondero currently serves on the boards of directors of Metro-Goldwyn-Mayer, Cornerstone Healthcare Group, SeaOne Holdings, LLC and Texmark Timber Treasury, L.P. He also serves as President and Principal Executive Officer of NexPoint Capital, Inc. (“NexPoint Capital”), NexPoint Strategic Opportunities Fund (“NHF”), NexPoint Real Estate Strategies Fund (“NRESF”) and NexPoint Healthcare Opportunities Fund, all of which are affiliates of our Manager. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. Mr. Dondero was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Brian Mitts, age 50, has served as our Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer since February 2020. Mr. Mitts has served as a member of our Board since June 2019. Mr. Mitts also served as our President and Treasurer from June 2019 until February 2020. Mr. Mitts is also a member of the investment committee of our Manager. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), which is the parent of our Manager, as well as NXRT and other real estate businesses with Mr. McGraner and Mr. Dondero. Currently, Mr. Mitts leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. Prior to co-founding NREA and NXRT, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Management, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of our Sponsor. He has worked for NREA or its affiliates since 2007. Mr. Mitts has also served as a director of NXRT since September 2014 and as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT since March 2015. In February 2019, Mr. Mitts was also appointed Secretary of NXRT. From September 2014 to March 2015, Mr. Mitts served as President and Treasurer of NXRT. Mr. Mitts has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT since December 2018. In addition, he has served as a director of VineBrook since July 2018 and as Chief Financial Officer, Treasurer and Assistant Secretary of VineBrook since November 2018. From July 2018 to October 2018, Mr. Mitts served as President and Treasurer of VineBrook. Since November 2020, Mr. Mitts has also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”). Mr. Mitts is also: Principal Executive Officer, Principal Financial Officer and Assistant Treasurer of Highland Income Fund (“HFRO”); Principal Financial Officer and Assistant Treasurer of NHF; Principal Executive Officer, Principal Financial Officer and Assistant Treasurer of Highland Global Allocation Fund (“GAF”); Executive Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of NRESF; and Principal Financial Officer and Assistant Treasurer of NexPoint Capital, all of which are affiliates of our Manager, and he also holds similar roles with various other funds affiliated with our Manager. Mitts was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Edward Constantino, age 74, has served as a member of our Board since February 2020. Mr. Constantino has also served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of VineBrook since February 2019 and as a trustee of NHF since March 2020. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot Bank N.A. (“Patriot”). Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and the audit committee chairman of St. Francis College in Brooklyn Heights, New York. Mr. Constantino was selected to serve on our Board because of his extensive accounting experience, particularly in the real estate field.

Scott Kavanaugh, age 60, has served as a member of the Board since February 2020. Mr. Kavanaugh has also served as a member of the board of directors of NXRT since March 2015 and as a member of the board of directors of VineBrook since December 2018. Mr. Kavanaugh is, and since December 2009 has been the CEO of First Foundation Inc. (“FFI”), a financial services company. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh has been the Vice-Chairman of FFI since June 2007. He also is, and since September 2007 has been, the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh also served as a member of the boards of directors of NexBank and its parent holding company, NexBank Capital, from 2014 until 2015. Mr. Kavanaugh was selected to serve on the Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Arthur Laffer, age 80, has served as a member of the Board since February 2020. Dr. Laffer has also served as a member of the board of NXRT since May 2015 and as a member of the board of directors of VineBrook since December 2018. Dr. Laffer is the founder and chairman of Laffer Associates, an economic research and consulting firm and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions, from 2014 to 2020. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as The Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer has served as a director of VerifyMe, Inc. since 2019. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Mr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Catherine Wood, age 65, has served as a member of the Board since July 2020. In addition, she has served as a member of the board of directors of NXRT and the board of directors of VineBrook since July 2020. Ms. Wood is currently Chief Executive Officer and Chief Investment Officer of ARK Investment Management LLC (“ARK”), an SEC-registered investment advisor, which she founded in January 2014. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on the Board because of her expertise as it relates to disruptive technologies, business models and processes, which provides a unique and important perspective to the Board.

PROPOSAL 2 –

APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK TO RELATED PARTIES AND RELATED PARTY AFFILIATES IN CONNECTION WITH THE REDEMPTION OF OP UNITS

Section 312.03(b) of the New York Stock Exchange (“NYSE”) Listed Company Manual (“Rule 312”) requires stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in a transaction or series of related transactions, to (1) a director, officer or substantial security holder of the company (each a “Related Party”); (2) a subsidiary, affiliate or other closely-related person of a Related Party; or (3) any company or entity in which a Related Party has a substantial direct or indirect interest (any entity or person described in (2) or (3) are collectively referred to herein as “Related Party Affiliates”); if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

In the Formation Transaction (defined below) and from time to time, we, through our OP, have issued units of limited partnership interests in our OP (“OP Units”) to Related Parties or Related Party Affiliates. As of the date hereof, we, through our OP, have issued OP Units to the Related Parties and Related Party Affiliates in the amounts set forth below:

Holder	Number of OP Units	Affiliation

HFRO	1,159,215.63(1)	Mr. Dondero serves as portfolio manager and Mr. Mitts serves as Principal Executive Officer, Principal Financial Officer and Assistant Treasurer of HFRO.

NRESF	117,552.8(2)	Mr. Dondero, Mr. Goetz and Mr. McGraner serve as co-portfolio managers of NRESF. Mr. Dondero also serves as President of NRESF.

NHF	3,644,749.41(3)	Mr. Dondero serves as President and Principal Executive Officer and Mr. Mitts serves as Principal Financial Officer and Assistant Treasurer of NHF. Mr. Constantino also serves as a trustee of NHF.

GAF	647,434.02(4)	Mr. Dondero serves as portfolio manager and Mr. Mitts serves as Principal Executive Officer, Principal Financial Officer and Assistant Treasurer of GAF.

NexPoint Capital	315,630.90

Mr. Dondero serves as President and Principal Executive Officer and Mr. Mitts serves as Principal Financial Officer and Assistant Treasurer. Our Sponsor also holds 24% of the issued and outstanding common stock of NexPoint Capital and serves as its investment advisor.

The Dugaboy Investment Trust	395,033.86

Mr. Dondero’s sister serves as trustee of the Trust and Mr. Dondero is the main beneficiary of the Trust. Mr. Dondero has the right to acquire beneficial ownership of shares that are held by the Trust.

TwentySix Investment Trust	14,108.35	Mr. McGraner serves as trustee and is the main beneficiary of the Trust. Mr. McGraner has the right to acquire beneficial ownership of shares that are held by the Trust.

The 83 Investment Trust	126,975.17	Mr. McGraner serves as trustee and is the main beneficiary of the Trust. Mr. McGraner has the right to acquire beneficial ownership of shares that are held by the Trust.

(1)	Includes 624,310.73 units of limited partnership interests (“SubOP Units”) in subsidiary partnerships of the OP (“Subsidiary OPs”) that may be redeemed for OP Units.

(2)	Includes 12,341.93 SubOP Units in Subsidiary OPs that may be redeemed for OP Units.

(3)	Includes 397,239.72 SubOP Units in Subsidiary OPs that may be redeemed for OP Units.

(4)	Includes 124,046.02 SubOP Units in Subsidiary OPs that may be redeemed for OP Units.

OP Units are not convertible into shares of our common stock. However, pursuant to the terms of the amended and restated partnership agreement of our OP (as amended, the “OP Agreement”), the OP Units are redeemable at the option of the holder for either cash or shares of our common stock at the option of the Company. Accordingly, OP Units may be treated as convertible for purposes of Rule 312. Certain Related Parties and Related Party Affiliates have informed us of their current intent to exercise the redemption right provided in the OP Agreement. Due to regulatory limitations, holders of OP Units may be unable to receive shares of our common stock in accordance with the terms of the OP Agreement. If this is the case, the Company intends to repurchase OP Units for cash and simultaneously issue shares of our common stock to any redeeming unitholder for the cash amount. As a result, we request your approval to issue common stock to such Related Parties or Related Party Affiliates in an amount that exceeds one percent of our then outstanding shares of common stock. These issuances may or may not occur, and they may occur in current and future periods.

Interest of Certain Persons in Matters to be Acted Upon

As noted in the table above, certain members of the Board and executive officers have an interest in this Proposal 2, as entities affiliated with our Board and executive officers would be eligible to receive shares of our common stock upon redemption of their respective OP Units.

The Board unanimously recommends a vote FOR the approval of the potential issuance of common stock to Related Parties and Related Party Affiliates in connection with the redemption of OP Units.

PROPOSAL 3 –

RATIFICATION OF APPOINTMENT OF

KPMG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

The audit committee has appointed KPMG as the Company’s independent registered public accounting firm for 2021. The Board is asking stockholders to ratify this appointment. SEC regulations and NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of KPMG are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. KPMG served as the Company’s independent registered public accounting firm for 2020 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2021.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2020 and 2019, and fees billed for other services rendered by KPMG.

	DECEMBER 31, 2020	DECEMBER 31, 2019
Audit Fees (1)	$606,000	$476,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$606,000	$476,000

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2020 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2021.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of six members, four of whom are non-management directors. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Director Compensation in 2020

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

•	each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of restricted stock units;

•	the chair of our audit committee receives an additional annual fee payable in cash equal to $15,000;

•	the chair of our compensation committee receives an additional annual fee payable in cash equal to $7,500;

•	the chair of our nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

•	the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of our non-management directors for the year ended December 31, 2020.

NAME	FEES EARNED OR PAID IN CASH (1)	STOCK AWARDS (2)	TOTAL
Edward Constantino	$31,548	$59,496	$91,044
Scott Kavanaugh	$33,801	$59,496	$93,297
Arthur Laffer	$24,788	$59,496	$84,284
Catherine Wood	$8,603	—	$8,603

(1)	Fees earned or paid in cash have been prorated for such director’s actual length of service during the year ended December 31, 2020.

(2)

These restricted stock units were granted on May 8, 2020 and will vest on May 8, 2021, the first anniversary of the grant date. The grant date fair value of the award was equal to the closing price of the Company’s stock on the date of grant as calculated in accordance with Topic 718 of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 10 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for information regarding the assumptions made in determining these values. As of December 31, 2020, our non-management directors each held 4,913 restricted stock units, except for Ms. Wood who held none.

Mr. Mitts, who serves as a director and our Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer, is an executive officer who does not receive any additional compensation for services provided as a director. Due to the fact that Mr. Mitts is not a named executive officer, his employee compensation is omitted from the table above and the Summary Compensation Table herein.

Director Independence

The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Arthur Laffer and Catherine Wood is independent in accordance with NYSE listing standards. As required by NYSE, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website nref.nexpoint.com in the Investor Relations section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o NexPoint Real Estate Finance, Inc., 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Investor Relations section.

Furthermore, our insider trading policy prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC or NYSE rules.

Board Leadership Structure and Board’s Role in Risk Oversight

James Dondero, our President, serves as Chairman of the Board. The Board believes that combining these positions is the most effective leadership structure for the Company at this time. As President, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies.

The Board has appointed Scott Kavanaugh as its lead independent director. His key responsibilities in this role include:

•	developing agendas for, and presiding over, the executive sessions of the non-management or independent directors;

•	reporting the results of the executive sessions to the Chairman;

•	providing feedback from executive sessions to the Chairman;

•

serving as a liaison between the independent directors and the Chairman (provided that each director will also be afforded direct and complete access to the Chairman at any such time such director deems necessary or appropriate);

•	presiding at all meetings of the Board at which the Chairman is not present;

•	approving information sent to the Board;

•	approving agendas for Board meetings;

•	approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the independent directors; and

•	if requested by major stockholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our audit committee regularly reports to the Board with respect to its oversight of these areas.

Board Meetings

The Board held four meetings during the fiscal year ended December 31, 2020. Each director serving on the Board in 2020 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for, attend and participate in all Board meetings and meetings of committees on which he or she serves.

Director Attendance at Annual Meetings of Stockholders

The Company’s directors are encouraged to attend our annual meeting of stockholders, but we do not currently have a policy relating to directors’ attendance at these meetings.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board, upon the recommendation of the nominating and corporate governance committee, appointed Ms. Wood to the audit committee on February 15, 2021. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh and Dr. Laffer qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Ms. Wood is “financially literate” as that term is defined by the NYSE corporate governance listing standards and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s simultaneous service on the audit committees of more than three other public companies (NXRT, NHF and Patriot) would not impair his ability to effectively serve on our audit committee. Our Board also determined that Mr. Constantino’s service on the other companies’ audit committees did not hinder his ability to serve on our audit committee as he is currently retired and not serving in an executive officer capacity for another company. The audit committee met four times during the fiscal year ended December 31, 2020. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the performance of our internal audit function; and

•	our overall risk assessment and management.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Investor Relations section of the Company’s website at nref.nexpoint.com.

Compensation Committee

Our compensation committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board, upon the recommendation of the nominating and corporate governance committee, appointed Ms. Wood to the compensation committee on February 15, 2021.The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The compensation committee met two times during the fiscal year ended December 31, 2020. Our compensation committee charter details the principal functions of the compensation committee, including:

•	reviewing our compensation policies and plans;

•	implementing and administering a long-term incentive plan;

•

evaluating the terms of the management agreement, dated February 6, 2020 and amended as of July 17, 2020 (the “Management Agreement”), by and between the Company and NexPoint Real Estate Advisors VII, L.P. (the “Manager”), and the performance of the Manager thereunder;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on compensation to be included in our annual proxy statement, as required; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the Investor Relations section of the Company’s website at nref.nexpoint.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board, upon the recommendation of the nominating and corporate governance committee, appointed Ms. Wood to the nominating and corporate governance committee on February 15, 2021. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met two times during the fiscal year ended December 31, 2020. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

•	identifying and recommending to the full Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the Board, including board of director size and composition, and committee composition and structure;

•	recommending to the Board nominees for each committee of the Board;

•	annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Investor Relations section of the Company’s website at nref.nexpoint.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors and executive officers, who are employees of our Manager. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Investor Relations section of the Company’s website at nref.nexpoint.com. We will also provide a copy to any person, without charge, upon written request to our Corporate Secretary at c/o NexPoint Real Estate Finance, Inc., 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Investor Relations section.

Qualifications for Director Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for director candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complements those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a board of directors that best serves our needs and those of our stockholders.

Director Candidate Recommendations by Stockholders

The nominating and corporate governance committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders. See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the Board.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o NexPoint Real Estate Finance, Inc., 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.

Stockholder Nominations

During the fiscal year 2020, we did not make any material changes to the procedures by which stockholders may recommend nominees to our Board.

EXECUTIVE OFFICERS & SIGNIFICANT EMPLOYEES

The following sets forth information regarding the executive officers of the Company as of March 26, 2021:

Name	Age	Position(s)
Executive Officers
James Dondero	58	President and Director
Matthew Goetz	35	Senior VP-Investments and Asset Management
Brian Mitts	50	Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer and Director
Matt McGraner	37	Executive VP and Chief Investment Officer
Dennis Charles Sauter, Jr.	46	General Counsel
Significant Employees
Paul Richards	32	VP of Originations and Investments
David Willmore	36	VP of Finance

Information regarding Mr. Dondero and Mr. Mitts is included above under “Proposal 1—Election of Directors.”

Matthew Goetz has served as our Senior VP-Investments and Asset Management since February 2020. Mr. Goetz has also served as the Senior VP-Investments and Asset Management of NXRT since March 2015. Mr. Goetz is also a director at our Sponsor and was previously a Senior Financial Analyst at Highland from 2014 to 2017. With over ten years of real estate, private equity and equity trading experience, his primary responsibilities are to asset manage, source acquisitions, manage risk and develop potential business opportunities for our Sponsor, including fundraising, private investments and joint ventures. Before joining Highland in June 2014, Mr. Goetz was a Senior Financial Analyst in CBRE’s Debt and Structured Finance group from May 2011 to June 2014 where he underwrote over $7 billion and more than 30 million square feet of multifamily, office, and retail commercial real estate. In his time at CBRE, a commercial real estate services firm, Mr. Goetz and his team closed over $2.5 billion in debt and equity financing. Prior to joining CBRE’s Debt and Structured Finance group, he held roles as an Analyst and Senior Analyst for CBRE’s Recovery and Restructuring Services group from September 2009 to May 2011 where he assisted in the asset management and disposition of over 3,000 real estate owned assets valued at more than $750 million. He also provided commercial real estate consulting services to banks, special servicers, hedge funds, and private equity groups.

Matt McGraner has served as our Executive VP and Chief Investment Officer since February 2020. Mr. McGraner served as our Secretary from June 2019 to February 2020. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NXRT since March 2015, as Executive VP, Chief Investment Officer and Secretary of VineBrook since February 2019 and as a member of the board of directors and President of NSP since November 2020. From September 2014 to March 2015, Mr. McGraner served as NXRT’s Secretary and from October 2018 to February 2019, Mr. McGraner served as Chief Executive Officer, President and Secretary of VineBrook. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2018 and as a Managing Director at our Sponsor since 2016. He previously served as a Managing Director at Highland from May 2013 through May 2016. With over ten years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at our Sponsor, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since joining Highland in 2013, Mr. McGraner has led the acquisition and financing of approximately $11.8 billion of real estate investments.

Dennis Charles “D.C.” Sauter, Jr. has served as our General Counsel since April 2020. Mr. Sauter has also served as the General Counsel of NXRT since February 2020. Previously, Mr. Sauter was a partner in the real estate section of Wick Phillips Gould & Martin, LLP in Dallas, Texas from January 2014 until joining our Sponsor in February 2020, where he specialized in acquisitions, construction, financing, joint ventures and complex leasing for REITs, private developers, and institutional investors. Mr. Sauter’s primary responsibility is to manage our legal matters, including corporate governance, real estate transactions and capital markets transactions. He received his Bachelor of Arts degree from the University of Texas at Austin and his Juris Doctor from Southern Methodist University Dedman School of Law. He has been a licensed attorney and member of the State Bar of Texas since 2001.

Paul Richards has served as our VP of Originations and Investments since February 2020. Mr. Richards has also served as Vice President of Asset Management of NHT since March 2019. Mr. Richards is also a director at our Sponsor. His primary responsibilities are to research and conduct due diligence on new investment ideas, perform valuation and benchmark analysis, monitor and manage investments in the existing real estate portfolio, and provide industry support for our Sponsor’s real estate team. From January 2014 through March 2017, Mr. Richards served in various roles at Highland, including as a Product Strategy Associate, where he was responsible for evaluating and optimizing the registered product lineup, a Senior Fund Analyst and a Financial Analyst. Prior to joining Highland in January 2014, Mr. Richards was employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

David Willmore has served as our VP of Finance since February 2020. Mr. Willmore has also served as VP of Finance at NXRT since February 2020. He was previously Senior Manager at NXRT from April 2019 to February 2020 and a Senior Manager at Highland from February 2017 to March 2019. With over ten years of accounting, auditing, and financial reporting experience, his primary responsibilities are to implement the financial and operational strategies of our Sponsor’s public and private REITs as well as ensure timely and accurate accounting and reporting. As a Senior Manager at Highland, Mr. Willmore was responsible for the accounting, reporting and operations of Highland’s hedge fund, separate management accounts and private equity businesses consisting of approximately 20 different fund structures with combined assets under management of $2.4 billion. Before joining Highland in October 2011, Mr. Willmore began his career at Deloitte & Touche LLP as an auditor in the Audit and Enterprise Risk Services Group.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders.

Based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC, we believe that during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except that Mr. McGraner had one late Form 4 filing in which one transaction was reported late.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

We are externally managed by our Manager through the Management Agreement. Our Manager conducts substantially all of our operations and provides asset management services for our real estate investments. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our named executive officers, who are employees of our Manager, have not received, nor do we expect they will in the future receive, any cash compensation from us for their services as our named executive officers. Similarly, we do not provide our named executive officers with pension benefits, perquisites or other personal benefits. Instead, we pay our Manager the fees described below under “Certain Relationships and Related Party Transactions—Our Management Agreement.” For the year ended December 31, 2020, we paid approximately $1.6 million in fees to our Manager. Our compensation committee does not make determinations with respect to compensation paid by our Manager or its affiliates.

Executive Compensation in 2020

As described above, our named executive officers are employed by our Manager. As such, we did not provide any of our named executive officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. We have reported the management fee that we pay to our Manager under “—Overview of Executive Compensation Program” above.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers during the fiscal year presented.

NAME AND PRINCIPAL POSITION	YEAR	STOCK AWARDS (1)	TOTAL
James Dondero President and Chairman	2020	$1,153,193	$1,153,193
Matt McGraner Chief Investment Officer and Executive VP	2020	$1,566,058	$1,566,058
Matthew Goetz Senior VP-Investments and Asset Management	2020	$783,021	$783,021

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 10 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for information regarding the assumptions made in determining these values.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)(1)
James Dondero	70,231	(2)	$1,160,216
Matt McGraner	95,375	(2)	$1,575,595
Matthew Goetz	47,687	(2)	$787,789

(1)	Market value is based on the closing price of our common stock as of December 31, 2020 ($16.52), the last trading day of the year.

(2)	Consists of restricted stock units granted on June 24, 2020. The restricted stock units vest one-fourth on each of June 24, 2021, May 8, 2022, May 8, 2023 and May 8, 2024.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment with our Manager is terminated involuntarily by the Manager for reasons other than for cause, by the officer for good reason, or otherwise due to such officer’s death, disability or retirement, all outstanding restricted stock units that have not previously vested or been forfeited, will vest. In addition, in the event our Manager is terminated, that termination will be deemed a change in control under the long-term incentive plan approved on January 31, 2020 by the Company’s sole stockholder (the “2020 LTIP”). If a change in control occurs and the award is not assumed or converted into a replacement award in a manner described in the award agreement, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest. See “—Outstanding Equity Awards at Fiscal Year-End” above for the market value of outstanding equity awards as of December 31, 2020 that would have vested if any of the events described above occurred on December 31, 2020.

In general, except as may be otherwise prescribed by the compensation committee in any award agreement, the 2020 LTIP provides that a change of control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the 2020 LTIP cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2020 LTIP (subject to certain exceptions described in the 2020 LTIP); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) we close a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in our ownership or leadership, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the 2020 LTIP; (d) our stockholders approve our complete liquidation or dissolution; or (e) the Manager is terminated.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2020 LTIP	290,851 shares of the Company’s common stock (1)	N/A	1,028,883 shares of the Company’s common stock
Equity compensation plans not approved by security holders
None	—	N/A	—
Total	290,851 shares of the Company’s common stock	N/A	1,028,883 shares of the Company’s common stock

(1)	Represents restricted stock units issued under our 2020 LTIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2020 to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Formation Transaction

The Company commenced operations on February 11, 2020 upon the closing of its initial public offering of shares of its common stock (the “IPO”). Prior to the closing of the IPO, the Company engaged in a series of transactions (the “Formation Transaction”) through which it acquired an initial portfolio consisting of senior pooled mortgage loans backed by single family rental (“SFR”) properties, the junior most bonds of multifamily CMBS securitizations (the “CMBS B-Pieces”), mezzanine loan and preferred equity investments in real estate companies and properties in other structured real estate investments within the multifamily, SFR and self-storage asset classes (the “Initial Portfolio”). The Initial Portfolio was acquired from affiliates (the “Contribution Group”) of our Sponsor, pursuant to a contribution agreement with the Contribution Group through which the Contribution Group contributed their interest in the Initial Portfolio to special purpose entities owned by Subsidiary OPs in exchange for SubOP Units.

Our Management Agreement

We are externally managed by our Manager pursuant to our Management Agreement. Our Manager was organized on June 7, 2019 and is an affiliate of our Sponsor. Below is a summary of the terms of our Management Agreement.

Duties of Our Manager

We are externally managed by our Manager through the Management Agreement. Pursuant to the Management Agreement, subject to the overall supervision of our Board, our Manager manages our day-to-day operations, and provides investment management services to us. Under the terms of this agreement, our Manager will, among other things:

●	identify, evaluate and negotiate the structure of our investments (including performing due diligence);

●	find, present and recommend investment opportunities consistent with our investment policies and objectives;

●	structure the terms and conditions of our investments;

●	review and analyze financial information for each investment in our overall portfolio;

●	close, monitor and administer our investments; and

●	identify debt and equity capital needs and procure the necessary capital.

Management Fee

As consideration for the Manager’s services, we pay our Manager an annual management fee of 1.5% of Equity (as defined below), paid monthly, in cash or shares of our common stock at the election of our Manager (the “Annual Fee”).

Under the Management Agreement, as amended, “Equity” means (a) the sum of (1) total stockholders’ equity immediately prior to the closing of the IPO, plus (2) the net proceeds received by us from all issuances of our equity securities in and after the IPO, plus (3) our cumulative Core Earnings (as defined below) from and after the IPO to the end of the most recently completed calendar quarter, (b) less (1) any distributions to holders of our common stock from and after the IPO to the end of the most recently completed calendar quarter and (2) all amounts that we have paid to repurchase for cash shares of our equity securities from and after the IPO to the end of the most recently completed calendar quarter. In our calculation of Equity, we will adjust our calculation of Core Earnings to remove the compensation expense relating to awards granted under one or more of our long-term incentive plans that is added back in our calculation of Core Earnings. Additionally, for the avoidance of doubt, Equity does not include the assets contributed to us in the Formation Transaction.

“Core Earnings” means the net income (loss) attributable to our common stockholders computed in accordance with GAAP, including realized gains and losses not otherwise included in net income (loss), excluding any unrealized gains or losses or other similar non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income (loss), or in net income (loss) and adding back amortization of stock-based compensation. Net income (loss) attributable to common stockholders may also be adjusted for one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between the Manager and our independent directors and approved by a majority of the independent directors of our Board.

Incentive compensation may be payable to our executive officers and certain other employees of our Manager or its affiliates pursuant to a long-term incentive plan adopted by us and approved by our stockholders. As discussed above, compensation expense is not considered when determining Core Earnings, in that we add back compensation expense to net income in the calculation of Core Earnings. However, compensation expense is considered when determining Equity, in that we will adjust our calculation of Core Earnings to remove the compensation expense that is added back in our calculation of Core Earnings.

For the fiscal year ended December 31, 2020, the Company incurred an Annual Fee of $1.6 million, paid entirely in cash.

Reimbursement of Expenses

We are required to pay directly or reimburse our Manager for all of the documented “operating expenses” (all out-of-pocket expenses of our Manager in performing services for us, including but not limited to the expenses incurred by our Manager in connection with any provision by our Manager of legal, accounting, financial and due diligence services performed by our Manager that outside professionals or outside consultants would otherwise perform, compensation expenses under any long-term incentive plan adopted by us and approved by our stockholders and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager required for our operations) and “offering expenses” (any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses) paid or incurred by our Manager or its affiliates in connection with the services it provides to us pursuant to the Management Agreement. However, our Manager is responsible, and we will not reimburse our Manager or its affiliates, for the salaries or benefits to be paid to personnel of our Manager or its affiliates who serve as our officers, except that we pay 50% of the salary of our VP of Finance and we may grant equity awards to our officers under a long-term incentive plan adopted by us and approved by our stockholders. Direct payment of operating expenses by us, which includes compensation expense relating to equity awards granted under our long-term incentive plan, together with reimbursement of operating expenses to our Manager, plus the Annual Fee, may not exceed 2.5% of equity book value for any calendar year or portion thereof, provided, however, that this limitation will not apply to offering expenses, legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions and other events outside the ordinary course of our business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of certain real estate-related investments. For the fiscal year ended December 31, 2020, the Company reimbursed the Manager for approximately $0.1 million of expenses, which were all offering expenses.

Expense Cap

Pursuant to the terms of the Management Agreement, direct payment of operating expenses by the Company, which includes compensation expense relating to equity awards granted under the 2020 LTIP, together with reimbursement of operating expenses to the Manager, plus the Annual Fee, may not exceed 2.5% of equity book value (the “Expense Cap”) for any calendar year or portion thereof, provided, however, that this limitation will not apply to offering expenses, legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions and other events outside the ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of certain real estate-related investments. For the fiscal year ended December 31, 2020, operating expenses did not exceed the Expense Cap.

Term of the Management Agreement

The Management Agreement has an initial term of three years, and is automatically renewed thereafter for a one-year term unless earlier terminated. We have the right to terminate the Management Agreement on 30 days’ written notice for cause (as defined in the Management Agreement). We may terminate the Manager for cause upon the occurrence of any one of the following: (i) the Manager or any of its agents or assignees is convicted of a felony or material violation of securities laws that has a material adverse effect on our business or the ability of the Manager to perform it duties under the terms of the Management Agreement; (ii) an order for relief in an involuntary bankruptcy case relating to the Manager or the Manager authorizing or filing a voluntary bankruptcy petition; (iii) the dissolution of the Manager; (iv) the Manager’s fraud, misappropriation of funds or embezzlement against us; (v) the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Management Agreement or (vi) the Manager’s material breach of any material provision of the Management Agreement that continues for a period of 30 days after written notice thereof, unless the Manager has taken certain actions to cure such material breach within 30 days of the written notice. The Management Agreement can be terminated by us or our Manager without cause with 180 days’ written notice to the other party. Our Manager may also terminate the agreement with 30 days’ written notice if we have materially breached the agreement and such breach has continued for 30 days. A termination fee will be payable to our Manager by us upon termination of the Management Agreement for any reason, including non-renewal, other than a termination by us for cause. The termination fee will be equal to three times the average Annual Fee earned by our Manager during the two-year period immediately preceding the most recently completed calendar quarter prior to the effective termination date; provided, however, if the Management Agreement is terminated prior to the two-year anniversary of the date of the Management Agreement, the management fee earned during such period will be annualized for purposes of calculating the average annual management fee.

Modification

The Management Agreement may only be amended, supplemented, modified, terminated, or discharged in writing signed by the Company and our Manager, or their respective successors or assignees.

Limitation on Receiving Shares

The ability of our Manager to receive shares of our common stock as payment for all or a portion of the management fee due under the terms of our Management Agreement will be subject to the following limitations: (a) the ownership of shares of common stock by our Manager may not violate the ownership limitations set forth in our charter or otherwise raise a material risk to the status of the Company as a REIT, after giving effect to any exception from such ownership limitations that our Board may grant to our Manager or its affiliates; and (b) compliance with all applicable restrictions under the U.S. federal securities laws and the NYSE rules.

Liability and Indemnification of Manager

Under the terms of the Management Agreement, our Manager will indemnify and hold harmless us, our subsidiaries and our OP from all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by reason of our Manager’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that our Manager will not be held responsible for any action of our Board in following or declining to follow any written advice or written recommendation given by our Manager. However, the aggregate maximum amount that our Manager may be liable to us pursuant to the Management Agreement will, to the extent not prohibited by law, never exceed the amount of the management fees received by our Manager under the Management Agreement prior to the date that the acts or omissions giving rise to a claim for indemnification or liability have occurred. In addition, our Manager will not be liable for special, exemplary, punitive, indirect, or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. The limitations described in the preceding two sentences will not apply, however, to the extent such damages are determined in a final binding non-appealable court or arbitration proceeding to result from the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of our Manager’s duties.

Other Activities of Manager and its Affiliates

Our Manager and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Management Agreement, our Manager is required to devote sufficient resources to our administration to discharge its obligations under the Management Agreement.

Registration Rights

In connection with the IPO, we entered into a registration rights agreement with our Manager with respect to (1) all current and future shares of our common stock owned by our Manager and affiliates of our Manager, including our Sponsor and its affiliates and (2) shares of our common stock at any time beneficially owned by our Manager which are issuable or issued as compensation for our Manager’s services under the Management Agreement and any additional shares of our common stock issued as a dividend, distribution or exchange for, or in respect of such shares. Pursuant to the registration rights agreement, if we propose to file a registration statement (or a prospectus supplement pursuant to a then-existing shelf registration statement) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to a proposed underwritten equity offering by us for our own account or for the account of any of our respective securityholders of any class of security other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) filed in connection with an exchange offer or offering of securities solely to our existing securityholders, then we will give written notice of such proposed filing to the holders of registrable securities and such notice will offer such holders the opportunity to register such number of shares of registrable securities as each such holder may request. We will use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the registrable securities requested to be included in such a registration to be included on the same terms and conditions as any similar securities included therein.

In addition, commencing on or after the date that is one year after the date of the Management Agreement, holders of registrable securities may make a written request for registration under the Securities Act of all or part of their registrable securities, or a demand registration. However, we will not be obligated to effect more than one such registration in any 12-month period and not more than two such registrations during the term of the Management Agreement. If the Management Agreement is extended, the holders will be entitled to one additional demand registration per year that the Management Agreement is extended. Holders making such written request must propose the sale of at least 100,000 shares of registrable securities (as adjusted for stock splits or recapitalizations) or such lesser number of registrable securities if such lesser number is all of the registrable securities owned by the holders. Any such request must specify the number of shares of registrable securities proposed to be sold and will also specify the intended method of disposition. Within 10 days after receipt of such request, we will give written notice of such registration request to all other holders of registrable securities and include in such registration all such registrable securities with respect to which we have received written requests for inclusion therein within 10 business days after the receipt by the applicable holder of our notice.

Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the registration or sale of registrable securities in certain situations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Connections at Buffalo Pointe Contribution

On May 29, 2020, the OP entered into a contribution agreement (the “Buffalo Pointe Contribution Agreement”) with entities affiliated with executive officers of the Company and the Manager (the “BP Contributors”) whereby the BP Contributors contributed their respective preferred membership interests in NexPoint Buffalo Pointe Holdings, LLC (“Buffalo Pointe”) to the OP for total consideration of $10.0 million paid in OP Units. A total of 564,334.09 OP Units were issued to the BP Contributors, which was calculated by dividing the total consideration of $10.0 million by the combined book value of the Company’s common stock and the SubOP Units, on a per share or unit basis, as of the end of the first quarter, or $17.72 per OP Unit. Buffalo Pointe owns a stabilized multifamily property located in Houston, Texas with 90.3% occupancy as of December 31, 2020. The preferred equity investment pays current interest at a rate of 6.5%, deferred interest at a rate of 4.5%, has an LTV of 82.9% and a maturity date of May 1, 2030.

Share Repurchase Program

On March 9, 2020, our Board authorized a share repurchase program (the “Share Repurchase Program”) through which we may repurchase an indeterminate number of shares of our common stock at an aggregate market value of up to $10.0 million during a two-year period that is set to expire on March 9, 2022. On September 28, 2020, the Board authorized the expansion of the Share Repurchase Program to include the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) with the same period and repurchase limit. The Company may utilize various methods to affect the repurchases, and the timing and extent of the repurchases will depend upon several factors, including market and business conditions, regulatory requirements and other corporate considerations, including whether the Company’s common stock is trading at a significant discount to net asset value per share. Repurchases under this program may be discontinued at any time. As of December 31, 2020, the Company had repurchased 327,422 shares of its common stock, par value $0.01 per share, at a total cost of approximately $4.8 million, or $14.61 per share. The 327,422 shares of common stock are classified as treasury stock and reduce the number of shares of the Company’s common stock outstanding and, accordingly, are considered in the weighted-average number of shares outstanding during the period.

The audit committee has approved and ratified, subject to the prior authorization of our Board, repurchases from related party affiliates of the Company through the Share Repurchase Program, including accounts advised by affiliates of our Sponsor. As of December 31, 2020, the Company has not repurchased shares of common stock or Series A Preferred Stock under the Share Repurchase Program from its officers, directors, Manager or Sponsor, or affiliates of any of the foregoing.

Equity Commitment Letter

On August 3, 2020, a subsidiary of the OP (“REIT Sub”) entered into an equity commitment letter (the “Equity Commitment Letter”) in connection with a proposed transaction (the “Proposed Transaction”) involving affiliates of the Manager. Pursuant to the Equity Commitment Letter, REIT Sub has committed to provide an aggregate equity contribution of approximately $227.0 million to finance the Proposed Transaction, subject to certain reductions for any additional equity or debt financing. The Company is neither a party to the Equity Commitment Letter nor guaranteeing the obligations of REIT Sub under the Equity Commitment Letter. The Proposed Transaction closed on November 6, 2020 and, accordingly, the Equity Commitment Letter, and REIT Sub’s obligation to fund $227.0 million, was terminated pursuant to its terms.

Partnership Units

On July 31, 2020, the Board deemed approved an issuance and sale of 523,388 SubOP Units of one of the Subsidiary OPs to GAF, 11,340 common partnership units to NRESF, 45,796 common partnership units to NHF and 45,796 common partnership units to HFRO, at a price per common partnership unit equal to $18.33.

Preferred Stock Offering

On July 24, 2020, we issued 2,000,000 shares of our Series A Preferred Stock at a price to the public of $24.00 per share, for gross proceeds of $48.0 million before deducting underwriting discounts and commissions and other estimated offering expenses. The Series A Preferred Stock has a $25.00 per share liquidation preference.

In connection with the Series A Preferred Stock offering, one of the Subsidiary OPs purchased 455,000 shares of the Series A Preferred Stock at the public offering price of $24.00 per share. On August 4, 2020, prior to settlement of the purchase, the underwriter sold 100,000 shares of the Series A Preferred Stock at a price of $23.50 per share to an unaffiliated third-party investor as part of the primary offering. The Company reimbursed the underwriter for the differential between the $24.00 per share issue price and the $23.50 per share price paid by the third-party investor. We used the net proceeds of the Series A Preferred Stock offering to acquire (1) approximately $108.6 million aggregate principal amount of the Class D tranche of a fixed-rate Freddie Mac CMBS, representing 7.5% of the total securitization, at a price equal to approximately 33% of par value, or approximately $36.2 million, (2) approximately $1.2 billion aggregate notional amount of the Class X2A interest-only tranche related to the Class D tranche at a price equal to 0.77% of par value, or approximately $9.1 million, approximately $268 million aggregate notional amount of the X2B interest-only tranche related to the Class D tranche at a price equal to 0.71% of par value, or approximately $1.9 million, and approximately $108.6 million aggregate notional amount of the X3 interest-only tranche related to the Class D tranche at a price equal to approximately 23% of par value, or approximately $25.2 million.

Reserved Shares

In connection with the Series A Preferred Stock offering, the underwriters at our request reserved for sale to our Sponsor and its affiliates, at the public offering price of $24.00, up to 200,000 shares of Series A Preferred Stock for which no underwriting discounts or commissions would be applied. Excluding the Subsidiary OP purchase discussed above, the Sponsor and its affiliates have not purchased shares of the Series A Preferred Stock under this reservation in the fiscal year ended December 31, 2020.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by the Board and, in general, may be amended and revised from time to time at the discretion of the Board without notice to or a vote of our stockholders. We intend to disclose any changes in our investment policies in our next required periodic report.

If our Board determines that additional funding is required, we may raise such funds through additional public and private offerings of common and preferred equity or debt securities or the retention of cash flow (subject to the distribution requirements applicable to REITs and our desire to minimize our U.S. federal income tax obligations) or a combination of these methods. In the event that our Board determines to raise additional equity or debt capital, it has the authority, without stockholder approval, to cause us to issue additional shares of common stock, shares of preferred stock or debt securities in any manner and on such terms and for such consideration as it deems appropriate, at any time, and has similarly broad authority to incur debt.

In addition, we may finance the acquisition of investments using the various sources of financing discussed below under “—Investment Policies.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our Board as part of their oversight of our Manager

We may offer equity or debt securities in exchange for property and may repurchase or otherwise reacquire shares of our stock. Subject to the requirements for qualification as a REIT, we may in the future invest in debt securities of other REITs, other entities engaged in real estate-related activities or securities of other issuers, including for the purpose of exercising control over these entities. We do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we would intend to divest such securities before any such registration would be required.

We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes and may underwrite securities of other issuers.

Our annual reports will be available to our stockholders, including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Our Board may change any of these policies without prior notice to you or a vote of our stockholders.

Investment Policies

We invest in interests in real estate.

Investments in Interests in Real Estate

We conduct all of our investment activities through the OP. Our primary investment objective is to generate attractive, risk-adjusted returns for stockholders over the long term. We intend to achieve this objective primarily by originating, structuring and investing in first-lien mortgage loans, mezzanine loans, preferred equity, preferred and common stock, as well as multifamily CMBS securitizations. We concentrate on investments in real estate sectors where our senior management team has operating expertise, including in the multifamily, SFR, self-storage, hospitality and office sectors predominantly in the top 50 metropolitan statistical areas. In addition, we target lending or investing in properties that are stabilized or have a “light transitional” business plan, meaning a property that requires limited deferred funding to support leasing or ramp-up of operations and for which most capital expenditures are for value-add improvements. Through active portfolio management we seek to take advantage of market opportunities to achieve a superior portfolio risk-mix that delivers attractive total returns.

We may also participate with third parties in property ownership, through joint ventures, funds or other types of co-ownership. We also may acquire interests in real estate in exchange for the issuance of common stock, units, preferred stock or options to purchase stock. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Dispositions. We may dispose of some of our investments if, based upon management’s periodic review of our investments, the Manager or the Board determines that such action would be in the best interest of us and our stockholders.

Financings and Leverage Policy. In the future, we anticipate using a number of different sources to finance our acquisitions, developments and operations, including, but not limited to, cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as bank credit facilities, which may or may not be secured by our assets), common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us or if we believe joint ventures or other partnering structures are more favorable to us compared with owning the properties outright. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

While we do not have any formal restrictions or policy with respect to our debt-to-equity leverage ratio, we currently expect that our leverage will not exceed a ratio of 3-to-l. We believe this leverage ratio is prudent given that leverage typically exists at the asset level. The amount of leverage we may employ for particular assets depends upon the availability of particular types of financing and our Manager’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. Our decision to use leverage to finance our assets is at the discretion of our Manager, subject to review by our Board, and is not subject to the approval of our stockholders. We generally intend to match leverage terms and interest rate type to that of the underlying investment financed. We are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Lending Policies. We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of investments where the provision of that financing will increase the value to be received by us for the investment sold. We also may make loans to joint ventures in which we participate. Any loan we make will be consistent with maintaining our status as a REIT.

Equity Capital Policies. To the extent that the Board determines to obtain additional capital, we may issue debt or equity securities, including additional units or senior securities of the OP, retain earnings (subject to provisions in the Internal Revenue Code of 1986, as amended, requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods. As long as the OP is in existence, we will generally contribute the proceeds of all equity capital raised by us to the OP in exchange for additional interests in the OP, which will dilute the ownership interests of the limited partners in the OP.

Existing stockholders will have no preemptive rights to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder’s investment in us. Although we have no current plans to do so, we may in the future issue shares of common stock or units in connection with acquisitions of investments.

We may, under certain circumstances and subject to there being funds legally available, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by the Board. Any repurchases of shares of our common stock or other securities would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Manager, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Manager and the funds and clients advised by affiliates of our Manager may give rise to conflicts of interest or other restrictions and/or limitations imposed on us in the future that cannot be foreseen or mitigated at this time.

Management Agreement

Under our Management Agreement, our Manager is entitled to fees that are structured in a manner intended to provide incentives to our Manager to perform in our best interest and in the best interest of our stockholders. However, because performance is only one aspect of our Manager’s compensation, our Manager’s interests are not wholly aligned with those of our stockholders. In that regard, our Manager could be motivated to recommend riskier or more speculative investments that would entitle our Manager to a higher fee. For example, because management fees payable to our Manager are based in part on the amount of equity raised, our Manager may have an incentive to raise additional equity capital in order to increase its fees. Externally managed REITs may also have conflicts of interest with their advisors that are not common with self-managed REITs. These conflicts as they relate to us and our Manager are discussed in the following sections.

Other Accounts and Relationships

As part of their regular business, our Manager, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties are not restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to an, investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Related Parties are not required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our portfolio, our Manager may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Manager in accordance with its fiduciary duties to its other clients, our Manager may take, or be required to take, actions which adversely affect our interests.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Manager nor any Related Party has any duty, in making or maintaining such investments, to act in a way that is favorable to us or to offer any such opportunity to us, subject to our Manager’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Manager and/or any Related Party may also provide advisory or other services for a customary fee with respect to investments made or held by us, and neither our stockholders nor we have any right to such fees. Our Manager and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including HFRO, NHF, NRESF, NexPoint Capital and GAF as well as VineBrook, NXRT, NSP and NHT and other REITs, who make investments of a similar nature to ours, and with companies whose securities or properties are acquired by us. In connection with the foregoing activities our Manager and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of our Manager to effect a transaction for us, and our investments may be constrained as a consequence of our Manager’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on our behalf. In addition, officers or affiliates of our Manager and/or Related Parties may possess information relating to our investments that is not known to the individuals at our Manager responsible for monitoring our investments and performing the other obligations under the Management Agreement.

The Related Parties currently provide services to HFRO, NHF, NRESF, NexPoint Capital, GAF, VineBrook, NXRT, NSP and NHT and may in the future provide services to other REITs or funds that compete with us for similar investments.

Although the professional staff of our Manager will devote as much time to our business and investments as our Manager deems appropriate to perform its duties in accordance with the Management Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and any Related Parties’ other accounts. The Management Agreement places restrictions on our Manager’s ability to buy and sell investments for us. Accordingly, during certain periods or in certain circumstances, our Manager may be unable to buy or sell investments or to take other actions that it might consider to be in our best interest as a result of such restrictions.

The directors, officers, employees and agents of the Related Parties, and our Manager may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Related Party, or for any of our investments or any affiliate thereof, and neither we nor our stockholders have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as us, or of other investment funds managed by our Manager or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest. We may compete with other entities managed by our Manager and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Manager or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Manager and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Manager or its affiliates have to other clients.

Subject to prior approval of our Board, certain Related Parties, including NexBank and Governance Re among others, may provide banking, agency, insurance and other services to us and its operating affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

Allocation Policy

If a potential investment is appropriate for either us or another entity managed by our Manager or its affiliates, such as HFRO, which as of December 31, 2020 has approximately $1.31 billion of assets under management, NHF, which as of December 31, 2020 has approximately $854.1 million of assets under management, NRESF, which as of December 31, 2020 has approximately $17.0 million of assets under management, NexPoint Capital, which as of December 31, 2020 has approximately $64.2 million of assets under management, GAF, which as of December 31, 2020 has approximately $241.6 million of assets under management, VineBrook, which as of December 31, 2020 has an enterprise value of approximately $872.4 million, NXRT, which as of December 31, 2020 has an enterprise value of approximately $2.3 billion, and NHT, which as of December 31, 2020 has an enterprise value of approximately $332.9 million, our Manager and its affiliates, including their respective personnel, have an allocation policy that provides that opportunities will be allocated among those accounts for which participation in their respective opportunity is considered most appropriate, taking into account the following objective factors.

First, the allocation policy looks to the investment objectives of the REITs managed by our Manager and its affiliates. For example, our targeted investments differ from the targeted investments of NXRT, which generally are direct ownership of well-located middle-income multifamily properties with value-add potential. We believe that most investment opportunities will be more appropriate for us, NXRT or other entities based on the differences in our primary investment objectives. We expect we will remain the primary vehicle in which investments are made in first-lien mortgage loans, CMBS B-Pieces, preferred equity and mezzanine loans. Our Manager is not required to offer to us any opportunities that do not meet our investment objectives and criteria. Personnel of our Manager and its affiliates may invest in any such investment opportunities not required to be presented to us.

To the extent the opportunity is consistent with the investment objectives of more than one REIT managed by our Manager and its affiliates, the allocation policy then looks to other factors, such as:

●	which REIT has available cash (including availability under lines of credit) to acquire the investment;

●	whether there are any positive or negative income tax effects on any of the REITs relating to the purchase;

●	whether the investment opportunity creates geographic, asset class or tenant concentration / diversification concerns for any of the REITs;

●	how the investment size, potential leverage, transaction structure and anticipated cash flows affect each REIT, including earnings and distribution coverage; and

●

whether one or more of the REITs has an existing relationship with the tenant(s), operator, facility or system associated with the investment, or a significant geographic presence that would make the investment strategically more important.

Our Manager will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with its internal conflict of interest and allocation policies. Our Manager will seek to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Manager may effect client cross-transactions where our Manager causes a transaction to be effected between us and another client advised by our Manager or any of its affiliates. Our Manager may engage in a client cross-transaction involving us any time that our Manager believes such transaction to be fair to us and the other client of our Manager or its affiliates in accordance with our Manager’s internal written cross-transaction policies and procedures.

As further described below, our Manager may effect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Manager and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Manager’s internal written policies and procedures for principal transactions, which may include our Manager obtaining our consent and approval prior to engaging in any such principal transaction between us and our Manager or its affiliates.

Our Manager may direct us to acquire or dispose of investments in cross trades between us and other clients of our Manager or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Manager and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Manager’s own investments in such companies. Moreover, we, along with our operating affiliates, may invest in assets originated by, or enter into loans, borrowings and/or financings with our Manager or its affiliates, including but not limited to NexBank, including in primary and secondary transactions with respect to which our Manager or a Related Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries have the right to any such fees. In each such case, our Manager and such affiliates may have a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to such investment. Under certain circumstances, our Manager and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Manager’s valuation procedures to another fund managed or advised by our Manager or such affiliates. In addition, our Manager may enter into agency cross-transactions where it or any of its affiliates acts as broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Manager may obtain our written consent as provided herein if any such transaction requires the consent of our Board.

Participation in Creditor Committees, Underwriting and Other Activities

Our Manager and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout or foreclosure of our investments. In such circumstances, our Manager may take positions on behalf of itself or Related Parties that are adverse to our interests.

Our Manager and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Manager and/or its Related Parties and neither we nor our stockholders have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Manager and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Manager, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Manager may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Manager. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Manager, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Manager’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Manager’s ability to perform its investment management services to us. In addition, while our Manager and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Manager’s ability to operate as an integrated platform could also be impaired, which would limit our Manager’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Manager

Our long-term incentive plan provides us with the ability to grant awards to directors and officers of, and certain consultants to, us, our Manager and its affiliates and other entities that provide services to us. The management team of our Manager may receive awards under the long-term incentive plan and will benefit from the compensation provided by these awards. Any compensation payable under such plan is subject to the 2.5% of equity book value determined in accordance with GAAP described above under “Certain Relationships and Related Party Transactions—Our Management Agreement—Expense Cap.”

In addition to the compensation provided to our Manager by the Management Agreement and any long-term incentive plan, our Manager may also receive reputational benefits from our future growth through capital-raising transactions and acquisitions. Our Manager will also have an incentive to raise capital and cause us to acquire additional assets, which would then contribute to the management fee. The reputational benefit to our Manager from our future growth could assist our Manager and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Manager or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our common stock and Series A Preferred Stock as of March 26, 2021 for:

•	each person known to us to be the beneficial owner of more than 5% of our shares of common stock or Series A Preferred Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of the persons and entities listed on the table is the address of our Manager’s office, 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock or Series A Preferred Stock reflected as beneficially owned, subject to applicable community property laws.

Beneficial ownership and percentage of beneficial ownership is based on 5,022,578 shares of our common stock and 1,645,000 shares of our Series A Preferred Stock outstanding at March 26, 2021. Shares of common stock that a person has the right to acquire within 60 days of March 26, 2021 upon the vesting of restricted stock units are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

	COMMON STOCK		SERIES A PREFERRED STOCK
NAME	BENEFICIALLY OWNED	PERCENT OF CLASS	BENEFICIALLY OWNED	PERCENT OF CLASS
5% Stockholders:
Barclays PLC (1)	377,021	7.5%	—	—
James Dondero (2)	355,225	7.1%	8,500	*
Kennedy Capital Management, Inc. (3)	324,455	6.5%	—	—
Named Executive Officers and Directors		*
James Dondero (2)	355,225	7.1%	8,500	*
Matt McGraner (4)	31,115	*	—	—
Matthew Goetz (5)	36,552	*	—	—
Brian Mitts	33,414	*	—	—
Scott Kavanaugh	4,913	—	—	—
Edward Constantino	20,663	*	—	—
Arthur Laffer	44,613	*	—	—
Catherine Wood	6,232	*	—	—
All Directors and Executive Officers as a group (9 persons) (6)	527,927	10.5%	8,500	*

*	Indicates ownership of less than 1%.

(1)

According to a Schedule 13G filed on February 11, 2021 by Barclays PLC, Barclays PLC and Barclays Bank PLC have sole voting power and sole dispositive power with respect to 377,021 shares of our common stock. The address of Barclays PLC and Barclays Bank PLC is 1 Churchill Place, London, E14 5HP, England.

(2)

James D. Dondero, our Sponsor, Highland Capital Management Fund Advisors, L.P. (“HCMFA”), and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to the shares of our common stock as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	0	355,225	0	355,225
NexPoint Advisors, L.P.	0	65,700	0	65,700
Highland Capital Management Fund Advisors, L.P.	0	138,753	0	138,753
Nancy Marie Dondero	150,772	0	150,772	0

The shares of common stock held by Mr. Dondero are held indirectly through our Sponsor and HCMFA, a proprietary account and a trust. Also included are shares that Mr. Dondero has the right to acquire beneficial ownership of that are held by the trust described above for which he does not serve as trustee. The shares held by our Sponsor and HCMFA are held indirectly through advised accounts. Mr. Dondero is the sole member of the general partner of our Sponsor and may be deemed to be an indirect beneficial owner of shares held by our Sponsor. Mr. Dondero is also the sole stockholder and director of the general partner of HCMFA and may be deemed to be an indirect beneficial owner of shares held by HCMFA. Mr. Dondero disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The shares held by Ms. Dondero are held by the trust described above for which she is the trustee and through direct ownership in a shared account. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares. The shares of Series A Preferred Stock are held by the trust described above.

(3)

According to a Schedule 13G filed on February 16, 2021 by Kennedy Capital Management, Inc., Kennedy Capital Management, Inc. has sole voting power with respect to 300,146 shares of our common stock and has sole dispositive power with respect to 324,455 shares of our common stock. The address of Kennedy Capital Management, Inc. is 10829 Olive Blvd., St. Louis, MO 63141.

(4)

Mr. McGraner has sole voting and dispositive power with respect to 29,315 shares of our common stock and shared voting and dispositive power with respect to 1,800 shares of our common stock held by a limited liability company in which Mr. McGraner owns an indirect minority interest. Mr. McGraner disclaims beneficial ownership of such shares over which he has shared voting and shared dispositive power except to the extent of his pecuniary interest therein. Mr. McGraner pledged 29,315 shares of our common stock as collateral in connection with a personal loan from NexBank.

(5)	Mr. Goetz pledged 36,552 shares of our common stock as collateral in connection with a personal loan from NexBank.

(6)

In computing the aggregate number of shares beneficially owned and the aggregate percentage ownership by all directors and executive officers as a group, 1,800 shares which may be deemed to be beneficially owned by Mr. Dondero and Mr. McGraner have not been counted more than once.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both management and the Company’s independent registered public accounting firm, KPMG, the audited financial statements of the Company for the year ended December 31, 2020 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based on these reviews and discussions, all of the members of the Company’s audit committee at the time of this report, whose names are listed below, recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Arthur Laffer

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2022 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201 by December 15, 2021 and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s Bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than November 13, 2021 and no later than December 13, 2021. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s Bylaws. A copy of the Company’s Bylaws is available upon request from the Company’s Secretary.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations at c/o NexPoint Real Estate Finance, Inc., 2515 McKinney Avenue, Suite 1100, Dallas, Texas 75201, Attn: Investor Relations or by calling (833) 463-6697. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors,

Brian Mitts
Chief Financial Officer, Executive VP-Finance,
Secretary and Treasurer

Dallas, Texas

April 12, 2021

NEXPOINT
REAL ESTATE FINANCE

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **IVR** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free 1-877-283-0325 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

NEXPOINT REAL ESTATE FINANCE, INC.

ANNUAL MEETING OF STOCKHOLDERS – MAY 11, 2021

This Proxy is solicited by the Board of Directors

The undersigned stockholder of NexPoint Real Estate Finance, Inc., a Maryland corporation (the "Company"), having received notice of the 2021 Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Brian Mitts and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the 2021 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 2021 at 10:30 a.m. Central Time, and any postponement or adjournment thereof (the "Annual Meeting"), and to vote and act upon the matters listed on the reverse side in respect to all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2021 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(877) 283-0325**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the 2020 Annual Report are available at: https://vote.proxyonline.com/proxy/docs/nref.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

NEXPOINT REAL ESTATE FINANCE, INC.

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):

	FOR	WITHHOLD
1a. James Dondero	○	○
1b. Brian Mitts	○	○
1c. Edward Constantino	○	○
1d. Scott Kavanaugh	○	○
1e. Arthur Laffer	○	○
1f. Catherine Wood	○	○

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

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[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]